Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DCP Holding Company (the “Company’) on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report’), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of the Company, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Anthony A. Cook

President, Chief Executive Officer and Director

Principal Executive Officer

November 13, 2017

/s/ Robert C. Hodgkins, Jr.

Vice President and Chief Financial Officer

Principal Financial Officer

November 13, 2017

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.